Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement, dated as of February 26, 2013 (this “Security Agreement”), is by and between (a) Lily Group Inc., an Indiana corporation (“Debtor”), and (b) Solomon Oden Howell, Jr., James W. Stuckert and Diane V. Stuckert (together, the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Secured Party has agreed to loan Debtor up to $5,000,000 pursuant to the terms and provisions of that certain Secured Drawdown Promissory Note, of even date herewith, with Debtor as “maker” and Secured Party as “payee” (the “Secured Note”).

NOW, THEREFORE, in consideration of the premises and to induce Secured Party to accept the Secured Note, Debtor hereby agrees with Secured Party as follows:

1. Defined Terms.  As used herein, the following terms shall have the following meanings:

“Equipment” shall mean, with respect to Debtor, all of the equipment of Debtor as the term “Equipment” is defined in the UCC, including, but not limited to the equipment listed on Exhibit A attached hereto, but excluding any fixtures that could deemed Equipment.

“Obligations” means all sums payable under the Secured Note, and any substitutions, extensions, renewals and re-amortization of the Secured Note.

“Proceeds” has the meaning assigned in the UCC.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Indiana.

2. Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Debtor hereby grants to Secured Party a security interest in the Equipment, together with all accessions, substitutions, replacements, betterments, Proceeds and products thereof (collectively, the “Collateral”).  This Security Agreement shall be deemed terminated upon full payment of the Obligations.

3. Covenants.  Debtor covenants and agrees with Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a) Additional Documents; Pledge of Instruments.  Debtor agrees to promptly and duly execute and deliver all such other and further documents, agreements and instruments and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby.  Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Maintenance of Records.  Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.  Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  For the further security of Secured Party, Secured Party shall have a security interest in all of Debtor’s books and records pertaining to the Collateral (the “Collateral Records”), and Debtor shall turn over the Collateral Records to Secured Party or to its representatives for inspection during normal business hours at the request of Secured Party.

(c) Limitation on Liens on Collateral/Subordination Agreements.  Debtor will not create, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever.

(d) Notices.  Debtor will advise Secured Party promptly, in reasonable detail, (i) of any lien (other than liens created hereby) on, or claim asserted against, any of the Collateral other than permitted encumbrances and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral hereunder.

(e) Insurance.  Debtor shall maintain insurance on the Equipment in amounts customary for the industry in which it does business and shall make Secured Party an additional insured under all such insurance policies.

4. Debtor’s Appointment as Attorney-in-Fact.

(a) Powers.  Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.  Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full or this Security Agreement shall have been terminated.

(b) No Duty on the Part of Secured Party.  The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

5. Performance by Secured Party of Debtor’s Obligations.  If Debtor fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the maximum lawful rate, shall be payable by Debtor to Secured Party on demand and shall constitute obligations secured hereby.

6. Remedies.  If an Event of Default (as defined in the Secured Note) occurs, then Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC.

7. No Waiver by Secured Party, Etc.  Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deem expedient.

8. Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

9. Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11. No Waiver; Cumulative Remedies.  No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in any of the other loan documents.

12. Waivers and Amendments; Successors and Assigns.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified, altered or amended except by a written instrument executed by Debtor and Secured Party.  This Security Agreement shall be binding upon the successors and assigns of Debtor and shall inure to the benefit of Secured Party and its successors and assigns.

13. Choice of Law.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

14. Notices.  All notices and other communications given to or made upon any party hereto in connection with this Security Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows: (i) if to Maker: 777 Main Street, Suite 3100, Fort Worth, Texas 76102; rick@lilygroup.com; (ii) if to Secured Party: Lily Group Inc., 103 North Court Street, Sullivan, Indiana 47882, Attn: Chief Executive Officer, rick@lilygroup.com .  Debtor or Secured Party may change its address by giving written notice to the other party hereto in accordance with this Section of such change.

15. Counterparts.  This Security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Security Agreement it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, Debtor and Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR: LILY GROUP, INC. By: _____________________________

SECURED PARTY: _____________________________ Solomon Oden Howell, Jr.

_____________________________ James W. Stuckert

_____________________________ Diane V. Stuckert

Exhibit A

Equipment